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                                  EXHIBIT - 11

                       COMPUTATION OF PER SHARE EARNINGS



























                                      13
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                                                                      EXHIBIT 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                                        Three Months Ended
                                                                          September 30,
                                                                ----------------------------------
                                                                    1998                  1997
                                                                ------------          ------------
BASIC AND DILUTED

Weighted average shares outstanding                                7,116,059             7,116,059
                                                                ============          ============

Net Loss                                                        $   (541,746)         $   (328,221)
                                                                ============          ============

Basic and diluted loss per common share                         $      (0.08)         $      (0.05)
                                                                ============          ============